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Metris Receivables, Inc.                                 Metris Master Trust                                          Monthly Report
Securityholders' Statement                                  Series 2001-3                                                   Jan-2002
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Section 5.2                                                    Class A           Class B         Excess Collateral        Total
(i) Security Amount                                        484,807,000.00      86,188,000.00     147,237,044.00      718,232,044.00
(ii) Security Principal Distributed                                  0.00               0.00               0.00                0.00
(iii) Security Interest Distributed                            768,873.60         183,206.36         218,852.08        1,170,932.04
(iv) Principal Collections                                  21,538,258.84       3,829,027.74       6,541,220.66       31,908,507.25
(v) Finance Charge Collections                              10,344,496.85       1,839,023.55       3,141,648.42       15,325,168.82
    Recoveries                                                  87,765.27          15,602.73          26,654.52          130,022.52
    Principal Funding Account Investment Earnings                    0.00               0.00               0.00                0.00
    Accumulation Period Reserve Account Investment                   0.00               0.00               0.00                0.00
Earnings
    Total Finance Charge Collections                        10,432,262.12       1,854,626.28       3,168,302.94       15,455,191.34
               Total Collections                            31,970,520.96       5,683,654.02       9,709,523.60       47,363,698.59
(vi) Aggregate Amount of Principal Receivables                                                                     8,979,285,003.29
     Invested Amount (End of Month)                        484,807,000.00      86,188,000.00     147,237,044.00      718,232,044.00
     Floating Allocation Percentage                             5.3991715%         0.9598537%         1.6397413%          7.9987665%
     Fixed/Floating Allocation Percentage                       5.3991715%         0.9598537%         1.6397413%          7.9987665%
     Invested Amount (Beginning of Month)                  484,807,000.00      86,188,000.00     147,237,044.00      718,232,044.00
     Average Daily Invested Amount                                                                                   718,232,044.00
(vii) Receivable Delinquencies
      (As a % of Total Receivables)
      Current                                                                                             84.90%   8,026,720,508.80
      30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                           5.60%     529,779,041.10
      60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                          2.93%     277,277,964.93
      90 Days and Over (60+ Days Contractually Delinquent)                                                 6.56%     620,652,683.39
                Total Receivables                                                                        100.00%   9,454,430,198.22
(viii) Aggregate Investor Default Amount                                                                               7,705,628.57
       As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year)                                                                                    12.63%
(ix) Charge-Offs                                                     0.00               0.00               0.00                0.00
(x) Servicing Fee                                                                                                      1,220,010.60
(xi) Unreimbursed Redirected Principal Collections                                                                             0.00
(xii) Excess Funding Account Balance                                                                                           0.00
(xiii) New Accounts Added                                                                                                   128,722
(xiv) Average Gross Portfolio Yield                                                                                           25.34%
      Average Net Portfolio Yield                                                                                             12.70%
(xv) Minimum Base Rate                                                                                                         4.24%
     Excess Spread                                                                                                             8.47%
(xvi) Principal Funding Account Balance                                                                                        0.00
(xvii) Accumulation Shortfall                                                                                                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                                                    July 2003
        Accumulation Period Length                                                                                              N/A
(xix) Principal Funding Account Investment Proceeds Deposit                                                                    0.00
      Required Reserve Account Amount                                                                                          0.00
      Available Reserve Account Amount                                                                                         0.00
      Covered Amount                                                                                                           0.00
(xx) Aggregrate Interest Rate Caps Notional Amount                                                                       79,005,000
     Deposit to the Caps Proceeds Account                                                                                      0.00
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